Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-56933) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991;
(2)	Registration Statement (Form S-8 No. 333-87897) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, and 1999 Nonqualified Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-49892) pertaining to the OncoGenex Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan and 2000 Stock Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-56704) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust;
(5)	Registration Statement (Form S-8 No. 333-135697) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-144552) pertaining to the OncoGenex Pharmaceuticals, Inc., #2007 Performance Incentive Plan and 401(k) Profit Sharing Plan and Trust;
(7)	Registration Statement (Form S-8 No. 333-153206) pertaining to the OncoGenex Technologies, Inc. Amended and Restated Stock Option Plan;
(8)	Registration Statement (Form S-3 No. 333-128030) pertaining to the registration for resale of shares of common stock of OncoGenex Pharmaceuticals, Inc. and in the related Prospectus;
(9)	Registration Statement (Form S-3 No. 333-160251) pertaining to the registration of shares of common stock of OncoGenex Pharmaceuticals, Inc. and in the related Prospectus;
of our report dated March 8, 2010, with respect to the consolidated financial statements of OncoGenex Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Vancouver, Canada
March 8, 2010